No. 编号.

Dealer Agreement

代 理 协 议

SANY

Sany Marine Heavy Industry Co.,Ltd

三一海洋重工有限公司

Authorized Signature (授权签名):

Date (日期): 2019.1.1

Dealer : Ten-League Port Engineering Solutions Pte Ltd

代理商：Ten-League Port Engineering Solutions Pte Ltd

Authorized Signature (授权签名):

Date (日期): 2019.1.1

Contents

目　　录

Dealer Agreement
代理协议

Between

Sany Marine Heavy Industry Co.,Ltd. (hereinafter referred to as **"Sany"**) , a subsidiary of Sany Group Co., Ltd, is in charge of the Port Machinery business operations of its parent company. It is located at: Zhuhai City Jinwan district Pingsha town Shengping Road No.336 East Buliding.duly organized and existing under the laws of CHINA.

三一海洋重工有限公司（此后统称为“三一”）是三一国际股份有限公司的全资子公司，负责三一国际港口设备运营，遵照中国法律组建，注册地为:珠海市金湾区平沙镇升平大道东 336 号厂房 310 室。

and

Ten-League Port Engineering Solutions Pte. Ltd (dealer's company name),a subsidiary of Ten-League Corporations Pte.Ltd, is a company (hereinafter referred to as **"the Dealer"**) registered pursuant to the laws of Singapore (country), with its headquarters located at 26 Jalan Buroh Singapore 619482 (address). The Dealer has distribution experience and possesses its own distribution network and hopes to sell the Products of Sany.

Ten-League Port Engineering Solutions Pte. Ltd（代理商公司名称，此后统称为“代理商”）是天利和（私人）有限公司的全资子公司，是一家遵照 新加坡（国家名称）法律注册的公司，其总部位于 26 Jalan Buroh Singapore 619482(地址)。该代理商有分销经验，并且有自己的分销网络，希望代理三一产品

Through friendly negotiation on the principle of mutual benefits, equality and free will, Sany Marine Heavy Industry Co.,Ltd. and Ten-League Corporation Pte Ltd (client's company name) signed this Agreement as follows.

经双方友好协商，在互惠互利、平等自愿的原则上，三一海洋重工有限公司和 Ten-League Port Engineering Solutions Pte Ltd 代理商公司名称)签订此代理协议。

1 **Territory**
代理区域

1.1 The Territory means the Singapore Country (Region).
代理区域是指 新加坡 （国家/地区）

1.2 For purposes of this Agreement, the decisive factor for the determination as to whether a delivery belongs to the Territory or not shall be the location at which the Products are put into operation, irrespective of the actual domicile/business address of the customer who places the purchase order. In this context, the term domicile refers to the customer's registered seat.
在此代理协议中，关于产品是否属于该代理区域的决定性因素是产品的使用地，不考虑购买该产品客户的实际居住/业务地点（此处居住地一词是指客户注册地）。

1.3 The Dealer shall refrain from (except the prior written consent of Sany) selling the Products to customers outside the Territory and in particular from canvassing customers, establishing subsidiaries, maintaining delivery warehouses, distributing and promoting the Products outside the Territory.
在未得到三一书面许可的情况下，代理商不得向代理区域以外的客户销售产品（尤其是意向客户），不得在代理区域外建立子公司、仓库或者分销、推广三一产品。

1.4 In case Sany consents to the Dealer a sale out of the Territory, (a) If Sany has an authorized dealer for the area in which the product is put into operation, then the Dealer shall pay the authorized dealer a service fee for such Products, or (b) If Sany does not have an authorized dealer for the area in which the product is put into operation, but Sany has the capability to service and will service the Products, then Sany shall reserve a service fee for such Products, or (c) If Sany does not have an authorized dealer for the territory, and unable to service the Products, the Dealer has to provide service. The service fee shall be decided by Sany and the Dealer case by case.
在三一同意代理商在代理区域外实施某一单销售的情况下，如果在产品使用地有三一授权代理商，则实施跨区域销售的代理商需要支付给该区域代理商一定的服务费；如果在该区域没有授权代理商，但是三一有服务能力而且愿意提供服务，则实施跨区域销售的代理商需要向三一支付一定的服务费；如果在被跨区域既无三一授权代理商，三一也无法提供服务，则代理商必须自己提供服务。具体服务费用由三一和代理商根据实际情况共同决定。

1.5 If the Dealer carries out sales activities outside the authorized Territory without prior written consent, Sany has right to ask the Dealer to stop those activities immediately, including but not limited to

requesting the Dealer to take all necessary measures to eliminate bad impact. For losses caused by the Dealer's breaches of this term, a penalty of not less than 17% of its sales volume shall be paid by the Dealer.

如果代理商在未经三一书面许可的情况下在授权代理区域外进行销售活动，三一有权要求代理商立即停止此类活动，包括但不限于要求代理商采取一切必要的措施消除不良影响。对于因违反本条款而造成的损失，代理商须支付不少于其销售额 17%的罚金。

2 Subject-Matter of this Agreement 协议标的物

2.1 In accordance with the provisions contained in this Agreement, Sany hereby appoints the Dealer as its **non-exclusive** dealer and grants the Dealer the **non-exclusive** right to distribute the Products (as hereinafter defined) in the Territory (as hereinafter defined) in accordance with sec. 2.2 and to provide after-sale service to customers in the Territory. The Dealer's right to distribute and to provide customer service is non-exclusive and Sany retains the right to appoint other dealers, distributors or agents in the Territory.

根据本协议规定，三一指定代理商为**非独家**代理商，并授予代理商在其代理区域（条款 1.1 约定）内享有代理产品（条款 2.2 约定）的**非独占**销售权和售后服务权。代理商享有的销售权和服务权是非独占的，三一有权在代理区域内指定其他代理商或经销商。

2.2 The term **"Products"** or individually **"Product"** shall comprise the machines and related accessories as well as the spare and wear parts which are Sany Mobile Port Machinery.

"代理产品"是指 港机流机，包括主机、相关零配件和易损件。

2.3 The Products or The Product shall exclude new machine(s) or new model(s) of machine developed by Sany after the signature of this agreement.

代理产品不包括在此协议签订之后由三一新开发的产品或新开发的型号。

2.4 The Products or The Product shall exclude product(s) of brand which Sany take over by acquisition or merge.

代理产品不包括三一收购或兼并的品牌的产品。

2.5 The Dealer shall act as independent merchant that does all business in its own name and for its own behalf. Neither SANY nor the dealer shall be construed as affiliate, joint venture partner, agent or employee of the other party.

代理商应是独立的商业个体，以其自身名义从事商业活动，自负盈亏。无论是三一还是代理商，都不能将对方视为附属机构、合伙人，双方也不存在雇佣与被雇佣的关系。

2.6 Without prior written consent from Sany, the Dealer shall not agree to transfer or transfer to a third party all or part of the rights and obligations under this Agreement.

未经三一书面许可的情况下，代理商不能同意将此协议下的全部或部分权利和义务转让给第三方；

2.7 Sany shall have the right to source Products from other entities of Sany Group, in particular the right to deliver Products manufactured from other entities of Sany Group.

三一有权从三一集团的其他事业部购买代理产品，有权交付由三一集团其他事业部制造的产品；

2.8 Direct sales

直销

Sany will stick to the policy to support the Dealer to develop market at the utmost extent. For the sake of clarity, or during dispute period in which Sany and the Dealer are seeking solution, Sany and other companies of Sany Group shall remain entitled to supply Products directly to customers including but not limited to:

三一将坚持尽最大努力支持代理商开发市场。为表述明确，或者三一和代理商处于争议期间，三一和三一集团的其他公司享有对以下客户直销的权利，包括但不限于：

2.8.1. Chinese companies that purchase products in China and use them in their projects in designated areas;

在中国采购产品用于其在指定区域项目的中资公司；

2.8.2. Chinese companies in designated areas that purchase products directly from Sany and use it in designated areas;

在指定区域直接从三一采购产品并在该区域使用的中资公司；

2.8.3. Key accounts who purchase globally, such as global top 100 construction company;

实行全球采购的大客户，如世界排名前 100 名的建筑公司；

2.8.4. In principle, the Dealer shall provide after-sales service to the directly sold product mentioned above. Sany will pay a certain amount of money as service fees with reference to the Service Fee Policy. The two sides may discuss over this matter in case of special situations.

原则上代理商必须对上述三一直销的产品提供服务，三一将参考《服务费用政策》支付一定的服务费用。如遇特殊案例，双方另行协商。

3 Period of Validity

代理期限

3.1 This agreement will be effective from 01/01/2019 (DD/MM/YY) to 01/01/2021 (DD/MM/YY)

此代理协议将于 2019 年 1 月 1 日生效， 2021 年 1 月 1 日到期；

3.2 Any renewal of this Agreement requires a renewal agreement in written form to be duly signed by the parties in original versions. Any factual continuation of the business relationship shall not be deemed as an automatic prolongation of the fixed term and shall not be interpreted as a change to an indefinite term agreement. Any factual continuation of the business relationship shall be interpreted as a mere case-to-case basis business.

代理协议的续签必须通过双方签字确认的原版书面文件。任何商业关系和商业活动的延续，不能被视为协议的自动延期，也不能被视为协议中模糊条款的释义，仅能被视为商业交易个案。

4 Obligations of the Dealer

代理商义务

4.1 Sales of Products

代理产品销售

4.1.1 The Dealer agrees to provide Sany with an annual development plan to promote sales agreed between both parties and in accordance with the Three-year Business Plan (enclosed as Annex 3) to be mutually agreed between both parties.

代理商同意根据双方协商一致的三年商业计划书（附件三），向三一提供年度发展计划，推动实现双方一致同意的销售目标；

4.1.2 The Dealer shall not (without prior written consent of Sany) sell Products to any person or entities who, to the knowledge of the Dealer, are (a) purchasing the Products from the Dealer for resale, (b) intend to use the Products outside of the Territory, or (c) located outside of the Dealer's approved Sales and Service Territory.

未经三一书面许可，代理商不得向以下个人或团体销售代理产品：采购代理产品用于再次销售的客户；有意将代理产品投入到代理区域外使用的客户；在代理商授权销售和服务区域外的客户。

4.1.3 Sany reserves the right to review and revise the Dealer's Three-year Business Plan for the each subsequent one-year term of this Agreement at any time and from time to time. However, the Dealer shall renew the Three-year Business Plan no less than thirty (30) days prior to the commencement of the subsequent term, if the Dealer fails to renew it, Sany has the right to decide the Dealer's Three-year Business Plan.

三一有权在协议有效期内的每一年度随时不定期审核并修订代理商三年商业计划书；代理商应在下一年度前至少提前 30 天更新三年商业计划书，如果代理商未按期更新，则三一有权决定代理商三年商业计划。

4.1.4 Sany reserves the right to evaluate the Dealer's performance annually according to the accomplishment of Three-year Business Plan as per Annex 3.

三一有权根据三年商业计划书（附件三）的完成情况对代理商的表现进行年度评估；

4.1.5 If the Dealer fails to achieve the Three-year Business Plan, or fails to comply with Sany's commerical strategy, Sany shall (a) reassign a portion or portions of the Dealer's Territory/Products to other dealers or (b) terminate this Agreement or (c) downgrade the Dealer to non-exclusive dealer(if this is an exclusive dealer).

如果代理商未能完成三年商业计划，或未能遵守三一的商业战略，三一有权将代理商的部分代理区域/代理产品重新指定给其他代理商、终止其代理权、或降级为非独家代理商（若代理商为独家代理商）；

4.2 Market Promotion

市场推广

4.2.1 The Dealer shall implement appropriate marketing and sales Promotion Plan (e.g. by means of trade fair, exhibition, presentations, advertising films, brochures, advertisements, etc.) for the Products in the Territory as well as to actively foster the relationships with the existing and potential customer. (enclosed as Annex 3)

代理商应在代理区域内对代理产品实施适当的市场营销推广活动，如展会、促销会、产品推介会、宣传视频、宣传手册、广告等，并积极维护与现有客户和潜在客户的关系（见附件三）；

i. The Dealer shall participate in the exhibitions organized or sponsored by Sany. The Dealer has the obligation to provide relevant assistance to the exhibitions organized or sponsored by Sany. In case of the exhibitions in which the Dealer participates independently, the Dealer shall submit exhibition proposal to Sany in advance, and carry it out upon the review and approval of Sany. The Dealer shall actively participate in large and medium-sized regional exhibitions.

代理商应参加由三一组织或者赞助的展会，并且有义务提供相关的支持。如果代理商独立参加展会，必须提前向三一递交参展提案，经过三一审核和同意之后参展。代理商应积极参加大中型区域性展会；

ii. The Dealer shall hold product presentations each year, and the plan for each product presentation shall be submitted to Sany three months in advance; the Dealer shall only hold the product presentations with approval thereof by Sany.

代理商应每年举办产品推介会，推介会的计划书需提前三个月交三一审核，征得三一同意后才可实施；

iii. The Dealer shall advertise the Products on a regular basis; the advertisement shall be at least in three forms (including newspaper, magazine, billboards, website and so on) according to the market conditions. All overseas advertisements shall be subject to Sany's approval before publishing. The intellectual properties in all materials (including the translated versions) supplied by Sany for advertising and promotional purpose shall be reserved to Sany.

代理商应定期宣传代理产品，根据市场情况至少通过三种形式进行宣传，包括报纸、杂志、路牌、互联网等，所有海外宣传都必须在获得三一同意后发布。所有由三一提供的用于市场推广的宣传资料(包括翻译的版本)的知识产权属于三一；

4.2.2 The Dealer shall actively participate in the building of reference projects including landmark projects, key projects, famous projects, etc. in the Territory. The Dealer shall enjoy certain preferential treatment for participation in such projects from Sany at Sany's discretion.
代理商应积极参加代理区域内重大工程的建设，包括地标项目，重点项目和著名项目等，三一将酌情给予代理商一定的优惠待遇，以参加此类项目的建设；

4.2.3 Sany may, at its discretion, share in the respective costs, upon a case-to-case basis, always provided that such cost sharing will be agreed upon in writing. For the sake of clarity, the Dealer shall, in the absence of any written agreement to the contrary, solely bear the costs of any expenses and costs incurred for the sale, marketing and promotion of the Products, including, but not limited to any costs related to the participation in trade fairs/exhibitions.
在双方书面同意的前提下，三一将根据实际情况酌情分担一定的推广费用。为表述明确，如果没有书面协议，代理商需独立承担所有与销售和代理产品市场推广相关的费用，包括但不限于与参加展会相关的一切成本；

4.3 Service and Warranty
服务和质保

4.3.1 In order to meet the requirements of clients and secure after-sales services such as the maintenance and repair of all Sany's products in the Territory, Sany have the service regulations stipulated in Annex 2.
为满足客户的需求，保证包括保养和维修在内的售后服务质量，在附件二的服务条款中规定了三一的服务政策；

4.3.2 The repair and maintenance of the main machines and parts shall strictly follow the "Terms of Warranty for Sany Products"(enclosed as Annex 1).
主机、配件的保养和维修必须严格遵守三一产品质保条款（附件一）；

4.3.3 The Dealer shall promote the sales of parts and maintain a spare parts warehouse with spare and wear part stocks (hereinafter jointly referred to as "Spare Parts") for the Products in a scope which allows for the assurance of immediate customer service for the benefit of the customers. The customer service obligation is applicable to all Products in the Territory, irrespective by whom and when they were delivered to this Territory. The Dealer shall provide 24/7 (twenty four hours/seven days a week) customer service.
代理商应推动配件的销售，保有一间配件仓库和一定的配件和易损件（以下合称"配件"）储备量，以保证及时满足客户对配件的需求；不管产品何时由何人交付至代理区域，代理商有义务对代理区域内的所有代理产品提供全天候客户服务。

4.3.4 The Dealer shall create, maintain personnel and material conditions which are required for assuring appropriate customer service provided by it for consulting, repair, maintenance and warranty services and works.

代理商应创造和维持所需的人员和物质条件以保证提供适当的维修、保养、技术咨询和保修等服务；

4.3.5 The Dealer shall, at the Dealer's expense, send service technicians for the Products to Sany respectively to a place determined by Sany for technical training each year upon prior approval of Sany.
代理商在获得三一批准后，应每年自费派遣服务工程师到三一指定的地点参加技术培训；

4.3.6 The Dealer shall carry out all inspections and safety measures required by laws and regulations applicable in the Territory.
代理商应根据代理区域当地法律法规的要求实行检验和安全措施；

4.3.7 The Dealer shall provide, on a regular basis or upon Sany's request, information in particular about service and Spare Parts turnover, market information related to service and Spare Parts, population of machines in the Territory, number of operation hours, customer information, machine inventory, machine failure and diagnosis, repair records.
代理商应定期或应三一要求，向三一提供信息，包括：服务和配件营业额、与服务配件相关的市场信息、代理区域内的主机保有量、机器运行时间、客户信息、主机库存、机器故障与诊断、维修记录等；

4.3.8 The Dealer shall assign a product manager with specific responsibility for the Products, who shall also be responsible for the technical, legal and regulatory compliance of the Products in the Territory.
代理商应指定一个产品经理专门负责代理产品，同时负责产品在代理区域内符合技术及法律法规的要求；

4.4 Documentation and Reports
文件和报告

4.4.1 The Dealer shall provide Sany with such reports and documentation as many be commercially reasonable for Sany to request from time to time, including, but not limited to: (a) an itemized list of the Dealer's sales, rentals and demonstrations of the Products, (b) the current status of the Dealer's stock of inventory of new and used Products, (c) any information requested by Sany concerning, the Dealer's performance of pre-delivery, warranty and out-of-warranty repair service, (d) the Dealer's annual financial statements, including balance sheet and profit and loss statements, and (e) upon request, the Dealer's most recent interim financial statements.
代理商应根据三一的合理要求，提供以下报告和文件，包括但不限于：代理产品销售、租赁、展示的具体列表；代理商现有的新机和二手机的库存状况；三一要求的和交机、保内保外服务相关信息；代理商的年度财务报告（包括资产负债表和损益表）；三一要求提供的代理商最近的财务报表；

4.4.2 The Dealer shall collect market information for advising and consulting with Sany, the information including market demand, sales prospects etc.. About the competitors activity, the Dealer should report

competitors sales strategy including market pricing, payment terms, financing solution, and warranties etc..

代理商应收集市场信息，包括市场需求、销售前景等，向三一提供合理的建议和意见；代理商应汇报竞争对手的销售策略，包括市场价格、支付条件、融资解决方案、质保等；

4.4.3 The Dealer shall maintain and retain all records relating to pre-delivery, warranty and out-of-warranty repair service, invoices, accounts, complaints and other transactions which concern Sany, The Manufacturer or the Products for a period of three (3) years from the date of completion of the transaction for which such records arose.

自交易完成且产生记录之日起三年内，代理商应保留所有相关记录，包括交机、保内保外维修服务、发货单、账户、客户抱怨和其他与三一或代理产品相关的交易记录；

4.4.4 The Dealer shall advise and consult with Sany regarding sales, rentals and trends, the Dealer's sales target, customer composition, market shifts, product performace, accessories and parts.

代理商应就销售、租赁、市场趋势，代理商的销售目标、客户组成、市场份额、产品性能和配件等信息向三一提供合理的建议和意见；

4.5. Prohibition of Competition

竞业限制

4.5.1 The Dealer shall, neither directly nor indirectly, distribute or manufacture any products which compete with the Products. This provision shall not apply to competitive products which the Dealer accepted as trade-in from end customers for the sale of Products to end customers.

代理商不得直接或间接分销或制造与代理产品形成竞争的任何产品；当代理商为销售三一产品而接受终端客户提供的竞争产品时，不适用于此条款；

4.5.2 The term "competitive products" shall refer to products which essentially resemble the Products in terms of function and/or design and/or mode of operation and/or any other feature or function which might be deemed fit to replace the respective Products.

"竞争产品"是指在功能、设计、操作模式、外观或其他任一方面与代理产品相似的产品；

4.5.3 In case the Dealer breaches this article of the Agreement, Sany has the right to terminate the Dealer Agreement immediately.

如果代理商违反竞业条款，三一有权立即终止其代理权。

5 Mutual Support by the parties

双方支持

5.1 Sany shall inform the Dealer at least 90 days in advance of the termination or restriction of the export of any type of products, or the design or manufacturing of any new type of Products. However, such notice shall not affect the Dealer's reception of the goods specified in the contract concluded before the Dealer is informed.

对于任何型号产品出口的停止或限制或者任何新型代理产品的设计或制造信息，三一应至少提前90天通知代理商，但此类通知不影响代理商在接到通知前所签订的合同的接货。

5.2 Sany shall inform the Dealer at least 30 days in advance of the price adjustment of the Products, and such notice shall not affect the prices of Products before the Dealer is informed.

三一应至少提前 30 天告知代理商代理产品的价格调整，此类通知不影响代理商接到通知前的价格。

5.3 Sany shall support the Dealer by providing him with the necessary brochures as well as with sales promotion and advertising documents (e.g. technical descriptions, leaflets, manuscripts, photos, catalogs, exhibition material, etc.) and by providing the personnel of the Dealer with technical and commercial training.

三一应向代理商提供必要的宣传册、营销推广及广告文件（如：技术参数，产品单页、加工图、照片、产品目录、展会材料等），并向代理商人员提供技术及商务培训。

5.4 The conditions applicable to the above-specified support shall be agreed upon respectively.

上述支持的应用条件需分别由双方达成一致。

5.5 Sany may support the sales efforts of the Dealer by delegating expert consultants upon a respective request by the Dealer. The respective support measures and settlement of costs for such support shall be subject to the prior written approval of Sany.

三一可以在代理商的要求下委派专家顾问支持代理商的销售工作。相应的支持措施及费用结算以三一之前的书面批准文件为准。

5.6 As regards Sany's support to dealers (if there is), the two parties may have discussions. Under any circumstance, Sany's support to dealers (if there is) shall not be deemed as a decrease of dealers' obligations in this Agreement or an increase of Sany's obligations in this Agreement. For the sake of clarity, the Dealer is not entitled to argue Sany's support to be the reason of breaching Business Plan and Dealer Agreement.

关于三一为代理商提供的帮扶（如有），双方可以另行协商确定。在任何情况下，三一为代理商提供的帮扶（如有）不得视为代理商在本协议下义务的减轻，也不得视为是三一在本协议下义务的增加。为表述明确，代理商无权主张三一的帮扶是其违反商业计划和代理协议的理由。

5.7 The Dealer shall assist Sany in providing necessary working conditions, visa application, food and accommodation for the personnel dispatched by Sany.

代理商应协助三一为三一派遣人员提供必要的工作条件、签证申请与食宿。

5.8 Without Sany's prior consent, dealers shall not recruit employees that already left Sany.

未经三一同意，代理商不得招聘三一已离司员工。

5.9 New Dealer or Dealer who has signed dealer agreement for any new product is obliged to participate in sales and primary service training held by Sany. Service engineers of the Dealer must be authorized by

Sany before providing service for Sany products. The Dealer shall participate in relevant training every year as required by Sany.

首次签约代理商或扩签新产品代理商，有义务参加三一组织的加盟营销、服务等培训；代理商服务工程师必须在获得三一的授权后，方可为三一设备提供服务；代理商有义务每年根据三一的要求参加相关培训。

5.10 The Dealer has the obligation to participate in activities which are held by Sany, such as dealer summits, global dealer conferences, etc.

代理商有义务参加三一举办的活动，如代理商峰会、全球代理商大会等。

5.11 The signing of this Agreement shall mean that the Dealer complies with SANY Group Overseas Dealer Selection Standard in such 7 aspects as credit standing & respectability and profitability, operation background, marketing capability, service capability, hardware resources, human resources and cooperation & development and shall mean that the Dealer has become the authorized Dealer of Sany; According to SANY Group Overseas Dealer Evaluation Standard, Sany shall be entitled to annually conduct an evaluation / appraisal over the Dealer from aspects such as operational indicator, service capability, business investment, market promotion, etc. If the Dealer does not pass the evaluation / appraisal, the Dealer shall make a certain plan for optimization and in no more than six months shall the Dealer get such aspects improved.

此协议的签订表明代理商在资信与盈利能力、经营背景、营销能力、服务能力、硬件资源、人力资源与合作发展等七个方面符合《三一集团海外代理商甄选标准》，成为三一的授权代理商。但是三一有权从经营指标、服务能力、营业投入、市场推广等方面对代理商进行年度评估，如评估不合格，代理商需制定提升计划，并在 6 个月内予以改善。

6 Purchase Order and Order Confirmation

采购订单及订单确认

6.1 The quantity, price and shipping conditions of the Products specified in this Agreement shall be confirmed in each deal, and the details shall be specified in the Purchase Order by the two parties.

本协议指定的代理产品数量、价格及装运条件等，应在每笔交易中确认，其细目应在双方签订的销售订单中做出详细规定。

6.2 The price of the Products and the payment terms of each deal shall be determined through negotiation between Sany and the Dealer.

每笔交易中的代理产品价格及付款条件由三一和代理商共同商定。

6.3 Each Purchase Order is subject to Sany's written acceptance. Sany may reject any Purchase Order for any or no reason. Sany shall timely inform the Dealer in writing whether the order is accepted or rejected.

每笔订单需由三一签字确认接收。三一可以以任何理由或无理由拒绝订购。三一必须以书面的形式及时告知代理商订单是否被接收或拒绝。

6.4 The Dealer shall verify when the Product is employed for special purposes like military. In this case, the Dealer shall inform Sany accordingly in writing prior to placement of the respective order.

当代理产品用于特殊目的时（如军用），代理商必须核实并相应地在下达订单前以书面形式告知三一。

6.5 The Dealer should always purchase Products from Sany directly, and should never purchase from third parties, unless get the prior written consent from Sany, or Sany has the right to **terminate** the Dealership Contract immediately.

代理商须直接从三一采购产品且永远不得从第三方采购，除非获得三一的书面许可，否则三一将有权立即终止代理协议。

7 Termination

终止

7.1 Within the valid period, this Agreement may be terminated by either party with a notice 180 days in advance.

在协议有效期内，任何一方提前 180 天通知对方，可以终止协议。

7.2 This Agreement may however be terminated extraordinarily for a cause and with immediate effect by either party in cases in which a continuation of this Agreement cannot be expected from the terminating party due to an important reason. In such case termination shall be effected by courier (with confirmation of receipt) or registered mail (return receipt requested). In particular, the following shall be deemed as important reasons for an extraordinary termination on the part of Sany:

若因重要缘由，导致协议无法继续履行，任何一方可以特殊终止协议并立即生效。在此情况下，终止函需要通过快递（需有确认接收回执）或者挂号信（需有回执）寄出方可生效。以下缘由将被三一视为特殊终止协议的重要缘由：

7.2.1 The Dealer violates clause 1.3 twice or more;

代理商违反条款 1. 3 两次及以上；

7.2.2 The Dealer's failure to comply with the obligations set forth under (sec. 4);

代理商未能完成条款 4 所规定的义务；

7.2.3 Non-compliance with the specified Three-year Business Plan (sec. 4.1.1);

未遵照条款 4. 1.1 中的三年商业计划；

7.2.4 Non-compliance with the specified requirements with regard to the customer service in accordance with sec. 4.3;

未遵照条款 4. 3 中关于客户服务的具体要求；

7.2.5 Violations against the prohibition of competition (sec. 4.5);

违反条款 4.5 中的竞业限制规定；

7.2.6 The Dealer fails to meet the annual appraisal/evaluation and there are no improvement in the stipulated period.

年度评估不合格，且在规定时间内无改善；

7.2.7 Application for and/or commencement of insolvency proceedings over the assets of the Dealer;

代理商申请破产或者已经进入破产结算程序；

7.2.8 Sales of business by the Dealer or change of ownership, participation or management conditions; this shall not apply to cases in which Sany has granted prior written permission with regard to such changes;

代理商出售业务，或变更所有权、合伙人或管理层；但若上述变更得到三一事前书面许可，则不适用本条款；

7.2.9 Carrying out illegal activities in name of Sany, defaming Sany's brand image and revealing major commercial secrets;

以三一的名义从事非法活动，损害三一品牌形象以及泄露重大商业机密；

7.2.10 Non-settlement of overdue payments by the Dealer for the benefit of Sany within a period to be specified by Sany in writing;

在三一书面通知指定的一定时期内，代理商仍未结清逾期货款；

7.2.11 Assignment or other transfer of claims or rights and/or obligations arising from this Agreement by the Dealer to third parties without having obtained a respective permission from Sany;

代理商未经三一相应许可，委任或者转移代理协议产生的声明、权利或义务等至第三方；

7.2.12 Purchase of the Products from a third party without Sany prior written consent;

未经三一事前书面同意，从第三方采购代理产品。

7.2.13 Other violation of this Agreement by the Dealer which he fails to remedy within 30 days after issuance of a written notification of such contract violation by Sany which includes the note that Sany will effect a termination of this Agreement without notice in case of non-compliance.

代理商其他违反协议的行为，若在三一寄出书面违反协议通知后 30 日仍未采取弥补措施，三一无需告知即可终止代理协议。

7.3 Upon termination of this Agreement, Sany shall be entitled to reject the performance of any Purchase Orders agreed upon by the parties which were not yet performed by the date of such termination.

代理协议一旦终止，三一有权拒绝履行任何双方已达成但在协议终止日前未履行的采购订单。

7.4 The Dealer shall not be entitled to any compensation, indemnification or other claims against Sany arising from or in connection with the termination of this Agreement. Moreover, neither The Dealer nor Sany shall bear responsibilities for the other party's investment or expenses made in accordance with the agreement.

代理商无权要求任何因代理协议终止产生或与之相关的赔偿、补偿或者其他任何对三一的索赔。对于根据本协议实施的投资或投入的费用，三一和代理商都不向对方承担责任。

7.5 The Dealer shall return all technical documentation, brochures, etc. to Sany upon termination of this Agreement or anytime upon Sany's request. Relevant data stored on the computer of the Dealer shall be deleted.

协议终止后，或应三一要求，代理商必须随时返还所有技术文件、宣传册等；储存在代理商电脑上的相关数据也应予以删除。

7.6 Sany is not obligated to, buy back any items of the Dealer's inventories purchased from Sany. But the dealer and Sany could find out a solution, on the basis of friendly negotiation, to deal with the Dealer's inventory, trademark, commercial profiles and so on.

三一没有义务回购代理商库存的任何三一产品。但三一可以和代理商通过友好协商，寻求解决方案，处理代理商的库存、商标、商业档案等问题。

7.7 All of the Dealer's debts to Sany shall immediately become due and payable.

代理商欠三一的款项必须立即付清。

8 Confidentiality

保密

8.1 Each party of this Agreement shall refrain from utilizing or disclosing to third parties any business and/or trade secrets of the respective other party, even after termination of this Agreement. The term third parties shall not include companies which belong to Sany Group (parent, sister and subsidiary companies). The obligation of secrecy on the part of the Dealer shall also apply to all business and/or trade secrets of other companies belonging to Sany group.

签订协议的任何一方不得利用或向第三方透露商业和/或交易秘密，即便在代理协议终止之后。第三方不包括三一集团下属的公司，即母公司、兄弟公司和子公司。代理商保密义务同样适用于和三一集团下属任何公司的商业和/或交易秘密。

8.2 The Dealer shall be particularly obliged to treat confidentially any and all information on the Products or other products of Sany Group as well as any and all information on manufacturing methods, technologies, price and spare parts lists, inspection and maintenance instructions as well as any and all further business and/or trade secrets, whether they are disclosed in the form of written documents, in electronic form or orally, which become known to the Dealer in connection with and/or because of this Agreement. He shall be furthermore obliged to only use such information within the scope of the execution of this Agreement and in compliance with the specified provisions. Such information shall, neither in whole nor in part, be disclosed or provided to third parties for inspection, reproduction or other purposes.

代理商有义务保守任何和所有关于代理产品以及三一集团其他产品的信息，关于生产方法、技术、价格、零配件清单、检修和保养说明的信息，以及其他未来商业和/或交易机密。不管这些信息是否因与本协议相关和/或因由本协议而以书面文档、电子文件或者口头形式告知代理商。代理商有义务在遵守指定条款的情况下仅在协议许可的执行范围内，并根据协议规定的条款使用相关信息。上述信息不能部分地，或者全部透露或者提供给第三方以用于侦察、再造或者其他任何目的。

8.3 The Dealer shall be obliged to furthermore prevent by means of organizational and other measures any disclosure of business and/or trade secrets of Sany and other companies belonging to Sany group by any employees, possible sub-agents or other persons for whose actions the Dealer is to be held responsible in accordance with general legal principles.

代理商有义务阻止任何雇员、可能的二级代理及其他人员通过组织或者其他手段透露任何关于三一以及三一集团下属公司的商业和/或交易秘密。根据一般性法律原则，代理商对此类人员的行为负责。

8.4 The obligation of secrecy shall not apply to any facts and knowledge which provably (a) are or become general knowledge without such general knowledge being attributable to the respective party; (b)were already known to the respective party before their disclosure by the other party; (c)became known to the respective party through a third party without a violation of the third party's obligation of secrecy towards the other party.

保密义务不适用于以下任何事实和信息范围，被证实是 a)已经或将成为不属于相应一方的常识；b)在双方互相通知对方之前，各自均已得知。c）通过第三方在不违反对另一方保密责任的前提下透露获知的。

8.5 The obligation of secrecy on the part of Sany shall furthermore not be applicable to such facts and knowledge which refer to existing or potential purchasers of products offered by Sany Group.

三一方的保密义务不适用于关于现有或潜在的购买三一集团产品的客户的事实和信息。

8.6 Upon termination of the contract, the Dealer shall be obliged to forward all media (written documents, documentations, notes, disks, other data carriers, copies and drawings prepared by the Dealer, etc.) which contain confidential information of Sany to Sany together with a statement of completeness. Respective data stored on the computer of the Dealer shall be deleted unless Sany waives such deletion for the nonce by means of an express declaration. The previous sentences 1 and 2 shall be respectively applicable to the business and/or trade secrets of other companies belonging to Sany group.

协议一旦终止，代理商必须向三一上交所有涉及三一秘密信息的资料（书面文档、档案、笔记、光盘、其他数据载体、复印件以及制度等），并附完整性声明。除非三一以书面声明的形式允许，代理商电脑上储存的相应数据应予以删除。此前的条款 1 和 2 分别适用于三一集团下属的其他公司的商业和/或交易秘密。

9 Intellectual Property Rights

知识产权

9.1 The Dealer shall only be entitled to use the Sany trademarks within the scope of advertising measures for the Products during the period of this Agreement. Any other use of such trademarks by the Dealer shall be prohibited. Owner of the Sany trademarks can be Sany and/or other companies of Sany Group, regardless of whether the trademarks are registered with the competent authorities in the Territory.

代理商只能在协议期内进行代理产品推广时使用三一商标，其它任何情况下禁止使用。无论商标是否在代理区域内授权当局注册，三一商标所有者是三一和/或三一集团的其它公司。

9.2 The trademarks that Sany provided to Dealer for Sany products are SANY, , , "三一", "三一重工", or the above words, images or combination of the words and images used on series products of Sany. Dealer shall use uniform VI (Visual Identity) designated by Sany on Dealer's portal website, in advertisement, on billboards and on any other public occasions, and no change shall be made to them without permission.

三一提供给代理商使用的商标为 SANY, , , "三一"，"三一重工"，或者在三一系列产品中使用的上述文字、图形或两者的组合。在代理商门户网站，广告，招牌和其他任何公共场合中，代理商都必须采用三一指定的统一 VI（视觉识别系统）。

9.3 The Dealer is prohibited to use "SANY", "SANYGROUP", "ISANY" or other combination with word "SANY" as domain name.

禁止代理商使用"SANY""SANYGROUP"，"ISANY"或者其他与"SANY"相结合的词汇作为域名。

9.4 Sany shall deliver and the Dealer shall distribute the Products under the respective Sany trademarks only. This shall also apply to a presentation of the Products, particularly in exhibitions.

三一和代理商仅能以相应的三一商标发运或分销代理产品。以上同样适用于代理产品展示，尤其是在展会上。

9.5 The Dealer shall acknowledge the industrial property rights (e. g. trademarks, patents, design patents, copyrights) of Sany and other companies of Sany Group.

代理商承认三一的知识产权（如商标，专利，设计专利，版权）归三一及三一集团其它公司所有；

9.6 Without the formal written authorization from Sany, Dealer shall not register or use the Sany's name or trademark in any form, or exercise any right (including intellectual property rights) that is owned by, used by or entitled to Sany thereof in any form and on any occasion. Particularly, the Dealer shall not use "SANY" as its company name. Dealer shall use trademark and trade name designated by Sany in compliance with Sany's regulations on trademark and trade name, and any instruction Sany may give to the Dealer at anytime;

未征得三一正式书面授权，代理商不得以任何形式注册或使用三一的名称或商标；在任何情况下，不得以任何形式使用三一具有拥有权，行使权或授权行使权的权利（包括知识产权）。代理商不得使用“SANY”作为其公司名称。代理商在使用三一指定的商标和贸易名称时，必须遵守三一关于商标和贸易名称的相关规定以及随时发布给代理商的相关指示。

9.7 The Dealer shall refrain from any actions which may lead to the violation of a right, a claim or a legally protected interest of Sany with regard to any industrial property right.

代理商必须避免做出任何可能导致三一工业产权受损的行为。

9.8 In case of any infringement of Sany's intellectual property rights in the Territory, the Dealer shall immediately inform Sany of such infringement and take necessary measures to assist Sany in protecting Sany's interests and rights.

当三一知识产权在代理区域内被侵犯的情况下，代理商应立即通知三一，同时采取必要的措施协助三一维护其权益。

9.9 After termination of this Agreement, Dealer's right to use the trademark and trade name authorized or granted by Sany is automatically revoked. The Dealer shall undertake that starting from the day of termination of this Agreement, it will immediately and completely remove, delete and clear all related trademarks and trade names at places where it is used before. Furthermore it shall neither directly nor indirectly use any name, title or expression which resembles those used by Sany in order to avoid any confusion, uncertainty or deception of the public or the customers. For the sake of clarity, such obligation shall survive the Agreement's term.

此代理协议终止后，三一授权或准许代理商的商标和贸易名称使用权将自动废除。代理商必须保证自此代理协议终止之日起立即完全移除、删除和清理所有之前使用过的相关商标和贸易名称。并且，为了避免令公众或客户产生混淆，造成不明确性或欺骗行为，代理商不得直接或间接使用与三一所用相似的名字，称呼或表现形式。为表述明确，代理协议到期后代理商仍需履行以上义务。

10 Force Majeure

不可抗力

In cases there is a natural disaster, civil chaos, war, terrorist attack, convulsion, commotion, strike, blockage, hash weather, fire, explosion, government behavior, or any other similar uncontrollable incidents that makes it impossible for one party to perform obligations pursuant to this Agreement or delays the performance of such obligations ("Force Majeure"), none of the parties shall be liable in relation thereto during the occurrence of the Force Majeure event. However, the affected party shall in time send a notice to the other party and continue to perform to the best of its capability.

如因自然灾害、内乱、战争、恐怖袭击、动乱、骚乱、罢工、封锁、恶劣天气、火灾、爆炸、政府行为，或其它任何类似不可控事件，使得一方无法执行或推迟执行本合约义务（不可抗力），

任何一方都无须为此承担责任，但受影响的一方应及时向对方发出通知，并在其能力范围内尽最大能力继续履行职责。

11 Application of Law and Arbitration

适用法律与仲裁条款

11.1 This Agreement shall be governed by and construed under the law of Hong Kong.

本协议受香港特别行政区法律管辖和解释。

11.2 If this Agreement is translated into any other language, only the English version shall be decisive for any dispute about interpretation.

如果此协议被翻译为其它语言，在释义上存在争议时，将以英文为准。

11.3 All disputes arising out of the execution or in relation to this Agreement shall be settled amicably through friendly negotiation between the two parties. If a settlement cannot be reached, any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules.There shall be only one arbitrator.

由本协议的执行引起或与本协议有关的所有争议须通过双方友好协商解决；如果协商无法解决，凡由本协议而引起的或与之有关的争议，矛盾及请求，包括由于本协议的有效、无效、违反或终止，协议双方应按规定提交仲裁申请，并按照香港国际仲裁中心管理仲裁规则进行仲裁。仲裁将只有一位仲裁人。

11.4 Arbitration shall be held in Hong Kong, and the arbitration proceedings shall be conducted in English.The award of the arbitration shall be final and binding on both parties. The arbitration costs shall be borne by the losing party, unless it is agreed otherwise.

仲裁将在香港以英语执行。仲裁裁决是终局的，且对双方均有约束力。除非另有协议，仲裁费用均由败诉一方承担。

11.5 In the event that any one or more of the provisions or parts of any provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

如果此协议中任一个或多个条款，或任何条款的一部分由于任何原因被具有合法管辖权的法院在任何方面宣判为无效，非法或不可实施，此协议其余条款仍然有效。并且解释此协议时，这些无效的，非法的或不可实施的条款将被视为从未出现在协议中。

12 Notification

通知

12.1 Any notice required to be sent under this Agreement shall be sent in written form by way of a registered letter or a fax. The addresses of the parties for dispatch of such notice are as follows:

If intended for Sany, to:

Sany Marine Heavy Industry Co.,Ltd.

Correspondence Address: Zhuhai City Jinwan district Pingsha town Shengping Road No.336 East Buliding Postal Code:519055

Tel: +86 4006 098 318 E-mail: crd@sany.com.cn

If intended for the Dealer, to: Ten-League Port Engineering Solutions Pte Ltd

Address: 26 Jalan Buroh ,Singapore 619482

Postal Code:619482

Tel： +65 68620769 E-mail： kris@ten-league.com.sg

协议条款要求下的任何通知，都应以书面方式由挂号信或传真通知到如下双方地址：

如发给三一，发至：

三一海洋重工有限公司

珠海市金湾区平沙镇升平大道东 336 号厂房 310 室。

邮编：519055

电话: +86 4006 098 318 邮箱：crd@sany.com.cn

如发给代理商，发至：Ten-League Port Engineering Solutions Pte Ltd

地址： 26 Jalan Buroh ,Singapore 619482 邮编： 619482

电话：+65 68620769 邮箱： kris@ten-league.com.sg

12.2 If any party changes address, it shall inform the other party within seven days. Otherwise the notice letter sent to the former address shall be deemed valid.

如果双方联系地址变更，必须七天之内告知对方，否则发送至上述地址的通知视为有效。

13 Annexes

附件

Annex 1 Terms of Warranty for Products (the profile is independently attached)

附件 1 产品保修条款(该文档单独另附)

Annex 2 Dealer Service Policies

附件 2 代理商服务政策

Annex 3 Three-year Business Plan

附件 3 三年商业计划书

IN WITNESS whereof, the Parties hereto have executed this Agreement, effective as of the day and year first above written.

协议双方已于本协议开始部分写明的日期正式开始执行本协议，特此证明。

Sany Marine Heavy Industry Co.,Ltd	**Dealer : Ten-League Port Engineering Solutions Pte Ltd**
三一海洋重工有限公司	**代理商：Ten-League Port Engineering Solutions Pte Ltd**
Authorized Signature (授权签名):	Authorized Signature (授权签名):
Date（日期）: ______________	Date（日期）:

Annex 2

Dealer Service Policy
代理商服务政策

1. Service Territory

服务区域

Dealer service Territory is identical to Dealer's distribution Territory. Dealer performs the service obligations for all Products in the Territory, according to provisions in Article 2 of this Policy.

代理商服务区域与其代理区域一致。代理商应该按照此政策中条款 2 里面的约定对服务区域内的所有设备履行服务职责。

2. Responsibilities of Dealer

代理商职责

2.1. Dealer shall have basic resources including facilities, personnel, spare parts and necessary tools for service. Dealer shall make Dealer Three-year Business Plan to develop its service capability and implement it accordingly.

代理商应该配备基本资源，包括设施、人员、配件以及必要的服务工具。代理商应该制定《代理商三年商业计划》来提升其服务能力，并要对应执行。

2.2. Dealer shall make full use of service channels and try its best to provide pre-sale, in-sale and after-sale service to customers and assist them to solve problems.

代理商应该充分利用服务渠道，并应尽全力为客户提供售前、售中及售后服务，帮助客户解决问题。

2.2.1. Pre-sale Service

售前服务

i. Inspection on Arrival

到港检查

Within seven (7) working days after the customs clearance, Dealer shall, together with the sales representative and service manager of Sany, check the appearance, performance and auxiliary parts of the machine: if Dealer discovers problems including but not limited to damage, loss, wrong dispatch, Dealer shall provide evidence and report to Sany promptly; if there is no problem, Dealer shall finish *The Pre-acceptance Record* and submit it to Sany.

设备清关后七天之内，代理商应该同三一的营销和服务代表一起，检查设备的外观、性能和随机配件等：如果代理商发现破损、丢失、错发等问题，应提供相关证据并及时向三一报告；如果没有问题，代理商应该完成《预验收报告》并交给三一。

ii. Maintenance

保养

Dealer shall provide regular maintenance to product(s) before it is delivered to customers, including antirust operation and other necessary inspections, to keep the machine in good conditions, and submit the *Maintenance Record* to Sany.

产品交付终端客户前，代理商应为其提供常规保养，包括防锈处理和其它必要的检查，以保证设备处于良好运行状态，并提交《保养记录》给三一。

2.2.2. In-sale Service — products pre-acceptance

售中服务 – 产品预验收

i. Product Consult

产品咨询

Dealer shall provide technical consultation to assist customers choose the right products and models.

代理商应该为客户提供技术咨询以帮助客户选择合适的产品和型号。

ii. Spare parts Recommendation

配件推荐

Dealer shall assist customers to select parts and accessories, and regularly remind them to stock a proper amount of spare parts.

代理商应该帮助客户选择配件和随机附件，并定期提醒客户储备适当的配件。

iii. Inspection upon delivery to customers

交货检验

Upon the delivery to customers, Dealer shall conduct an overall product inspection for the acceptance of customers and forward customers' acceptance information to Sany through a standard template.

货交客户时，代理商应进行全面的产品检验，并按标准模板将客户接货信息转发给三一。

iv. Key projects assistance

重点项目协助

Dealer shall assist customers to design construction plan for special projects and key projects.

代理商应该在特殊项目和重点项目方面协助客户设计建筑方案。

2.2.3. After-sale service

售后服务

i. Operation Test and Training

操作测试和培训

Dealer shall actively assist customers to conduct operation test for the initial installation and design the first operation plan. Dealer shall also provide training to the relevant person of customers on operation, maintenance and safety.

代理商应该积极帮助客户进行首次装机后的开机测试，并设计初次操作方案。代理商应该为客户的相关人员提供操作、保养和安全方面的培训。

ii. Regular inspection

定期检查

Dealer shall regularly check sold products, remind customer to conduct equipment maintenance in time, and keep inspection records on equipment maintenance which shall be regularly coupled back to Sany.

代理商应该对已售产品进行定期检查，提醒客户及时做设备保养，并需要做好保养检查记录，定期反馈给三一。

iii. Call-out service

召请服务

Dealer shall, upon receiving notice of equipment failure, make quick response and contact customers promptly. Dealer shall arrive at the customer's place for troubleshooting within agreed time. Dealer shall submit Service Report to local service manager of Sany regularly. When Dealer is unable to solve a failure due to product quality issue, Dealer shall actively turn to Sany's assistance and try its best to provide a solution for less complaint.

代理商在收到设备故障通知后，应该立即做出反应并及时联系客户。代理商应该在约定的时间到达客户处进行故障检查。代理商应该定期提交《服务报告》给三一当地的服务负责人。当代理商不能处理由于产品质量造成的故障时，应该立即寻求三一帮助，并尽量提供解决方案，降低客户抱怨。

iv. Spare parts supply

配件供应

Dealer shall stock a reasonable quantity of spare parts to meet the demand of customers and improve parts satisfaction.

代理商应该储备足量的配件以满足客户需求，提高配件满意度。

2.3. Technical upgrade

技术改进

Dealer shall carry out technical upgrade to the required product(s) upon Sany's notice, and submit technical upgrade report to Sany. Dealer shall provide service at its own account firstly, and then apply for compensation from Sany according to technical upgrade policy/ procedure of Sany.

在收到三一通知后，代理商应该对指定产品提供技改服务，并提交《技改报告》给三一。代理商应先自行承担相关服务费用，随后根据三一的技改政策和流程向三一申请赔偿。

2.4. Dealer shall regularly inform Sany of products' potential hazard and submit written report on major malfunction in 24 hours of its occurrence.

代理商应该定期通知三一有关设备潜在隐患，如发生重大故障应该在 24 小时内向三一提交书面报告。

3. Responsibilities of Sany

三一职责

3.1. Sany shall guarantee the quality and quantity of products and parts are in accordance with the provisions of the contract signed by the two parties while leaving the factory.

设备和配件离开工厂时，三一应该确保其质量和数量符合双方签署协议的约定。

3.2. When the initial sale of each product model in the territory is made, Sany shall, upon Dealer's request, send service engineers to provide necessary training on installation, inspection and maintenance.

当区域内任一型号产品实现首次销售，三一应该根据代理商的要求，派遣服务工程师提供必要的装机、检验和保养方面的培训。

3.3. Sany shall publish global prices for spare parts annually, while Sany retains the right to adjust the price.

三一应该每年公布配件牌价，但三一保留调整价格的权利。

3.4. Technical upgrade support

技改支持

Sany shall provide files, technical information and other necessary supports for technical upgrade.

对于技改服务，三一应该提供文件、技术信息和其它必要的支持。

3.5. Sany shall, on an irregular basis, organize follow-up visits to customers and couple backs the relevant information to Dealer. Dealer shall take measures to solve problems reflected in Sany's feedback and make continuous improvement.

三一应该不定期的组织客户回访并将相关信息反馈给代理商。代理商应该对三一反馈的问题采取措施解决，并持续改进。

3.6. Sany shall provide free-of-charge training for service management system including GCP, CSM, etc.

三一应该对服务管理系统（包括 GCP, GOT 等）提供免费培训。

3.7. Sany shall publish related policy including technical update, maintenance and replacement of parts, etc.

三一应该公布相关的政策，包括技改、保养和配件更换等。

4. Warranty of Products

产品保修

4.1. Warranty Period. The standard warranty period for Sany products is clarified in the ***Warranty Brochure***; Dealer shall strictly comply with Terms of Warranty for Sany Product published by Sany. If Dealer provides service to a customer that is not covered by warranty terms, the related expense shall be borne by Dealer.

保修期。三一产品标准保修期已经在《质量保修手册》里面详细说明；代理商应该严格执行三一公布的产品保修条款。如果代理商为客户提供保修条款外的服务，那么相应的费用应该由代理商自行承担。

4.2. Spare parts for maintenance and replacement within the warranty period

保修期内的保养和更换所需配件

For replacement of defective parts within warranty period, Dealer shall report to Sany to get approved before taking action. Dealer shall make the replacement first and then claim the expense to Sany. Dealer shall submit compensation report to Sany according to *Overseas Service Claim Application Regulation* published by Sany.

对于保修期内的损坏配件的更换，代理商应该在处理前向三一申请并获得同意，先处理故障，后索赔。索赔根据三一公布的《海外服务索赔申请管理制度》执行。

4.3. Service beyond the warranty period

保修期外的服务

For all the spare parts and service beyond the warranty period, Dealer shall provide charged service for customers.

对于保修期外的所有配件和服务，代理商可以向客户提供有偿服务。

5. Service Charges

服务费用

5.1. Service fee within warranty period

保修期内服务费用

5.1.1. For products in Dealer's territory sold by Dealer, Service fee for maintenance within the warranty period has been deducted from Product Price of each contract. SANY will not compensate more for it.

对于代理商在其区域内所售产品，保修期内设备保养服务费已经包含在各交易合同的产品价格里。三一不再另行支付此类费用。

5.1.2. For products in Dealer's territory which are not sold by Dealer but still within warranty period, Dealer shall provide the service and related service fee shall be transferred to Dealer. The transferred amount shall be decided on the basis of standard service fee.

对于代理商其区域内不是该代理所售，但仍在保修期内的产品，代理商先提供服务后，后划拨服务费用给此代理商。相关费用根据服务费标准进行确认。

5.1.3. For special issues that are not stipulated in this Policy, service fee shall be discussed case by case.
对于此条款中没有提及的特殊事宜，服务费应该根据实际情况而定。

5.2. Service fee beyond the warranty period
保修期外的服务费用

5.2.1. Dealer shall provide promptly charged service for all Products beyond the warranty period.
代理商应对保修期外的所有设备及时提供有偿服务。

5.2.2. In case of a failure that cannot be solved by Dealer, Dealer can seek Sany's assistance in time, and Sany should offer charged service.
若代理商不能处理某一故障，可以及时寻求三一的帮助，三一应提供有偿服务。

5.2.3. For product failure caused by the customer's wrong operation, natural disaster, war or other forces majeure happened within or beyond the warranty period, Dealer shall provide charged service.
对在保修期内和保修期外，由客户操作错误、使用非三一纯正配件、自然灾害、战争或其它不可抗力因素造成的设备故障，代理商应该提供有偿服务。

5.3. The rate of standard service fee and payment terms is stipulated in *Service Fee Policy* to be annually published by Sany (Sany has not published any service fee policy before).
相关服务费用标准和支付方式，会在三一每年公布的《服务费用政策》中阐述。

6. Reports and Documents

报告和文件

6.1. Dealer shall maintain and retain all records that concern Sany, including pre-delivery record, maintenance report, antirust operation record, regular inspection record, repair report, invoices, accounts, etc.
代理商应该保留所有与三一有关的记录，包括预验收报告，保养报告，防锈处理记录，定期检查记录，维修报告，发票，账户等。

6.2. Dealer shall submit a service report to Sany on a monthly basis. The report shall cover service information (including customer complaints), information of product quality, new customer information (telephone numbers and emails), the latest situation of competitors' operation and service, etc.
代理商应每月向三一提交服务工作报告。报告应该包括服务信息（包括客户投诉），产品质量信息，新客户信息（联系方式），以及竞争对手的操作和服务最新情况等。

6.3. The Dealer shall advise and consult with Sany about product performance, accessories and parts.
代理商应就产品性能，零部件和配件向三一提出建议并进行咨询。

7. Exemption clause

免责条款

Neither Sany nor any of Sany's Dealer/branch/ subsidiary shall be liable to the following circumstances:

三一，或任何三一的代理商/办事处/子公司都不对如下情况负责：

7.1. Any malfunction, damage or loss caused by accident, improper use, negligence, warfare or natural disaster.

由于意外、不正确使用、疏忽、战争或自然灾害引起的任何故障、损坏或损失。

7.2. Any malfunction or damage caused by use of parts which is not provided by Sany.

由于使用非三一提供的配件造成的任何故障或损坏。

7.3. Any malfunction, damage or loss caused by service staff that is not designated by Sany.

非三一指定的服务人员造成的任何故障、损坏或损失。

Sany Marine Heavy Industry Co.,Ltd

三一海洋重工有限公司

Authorized Signature (授权签名):

Date（日期）: 2019.1.1

Dealer： Ten-League Port Engineering Solutions Pte Ltd

代理商： Ten-League Port Engineering Solutions Pte Ltd

Authorized Signature (授权签名):

Date（日期）: 2019.1.1